UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012 (March 15, 2012)

Oxford Resource Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH		43215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2012, Oxford Mining Company, LLC (“Oxford Mining”), a wholly owned subsidiary of Oxford Resource Partners, LP (the “Registrant”), executed an amendment (the “Amendment”) to the Coal Purchase and Sale Agreement dated as of May 21, 2004, as amended, with American Electric Power Service Corporation, as agent for Ohio Power Company (f/k/a Columbus Southern Power Company) (“AEP”) (such Coal Purchase and Sale Agreement as amended, the “AEP-Oxford Agreement”). Under the terms of the Amendment, Oxford Mining and AEP have agreed to reduce the 2012 contract tonnage to be supplied by Oxford to AEP under the AEP-Oxford Agreement in exchange for a compensating increase in pricing for the remaining 2012 tonnage.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. The Registrant will be making a request for confidential treatment for certain terms of the Amendment, which request will be filed separately with the Securities and Exchange Commission.

Item 2.05. Costs Associated With Exit or Disposal Activities.

On March 21, 2012, Oxford Resource Partners, LP (“Oxford”) announced that it has committed to restructuring its Illinois Basin (“ILB”) operations in Kentucky following receipt of a contract termination notice from a customer. The commitment to the restructuring of the ILB operations was made on March 15, 2012 when Oxford idled one mine, reduced mining operations at a second mine and terminated approximately 120 employees. This action was precipitated by the termination of a coal supply contract by a customer of Oxford in Kentucky, and affected the ILB operations that supported the terminated contract. Oxford is proceeding with the steps necessary for permanent closure of the idled mine along with another mine previously idled, and is assessing other steps it may take with respect to restructuring of its ILB operations. The expected completion date for the restructuring is the end of 2012. While Oxford anticipates that it will incur transaction costs in connection with the restructuring, it has determined that, at the time of this filing, it is unable in good faith to make a determination of the estimates required by paragraphs (b), (c) and (d) of Item 2.05 of the Form 8-K General Instructions. Oxford will file an amended report on Form 8-K within four business days after making a determination of the required estimates.

Item 7.01. Regulation FD Disclosure.

On March 21, 2012, Oxford Resource Partners, LP (“Oxford”) reaffirmed that it expects to continue to pay the minimum quarterly distribution to its common unitholders, announced that it is currently evaluating the future payment of the distribution on its subordinated units and provided business and financial outlook updates for 2012 which included announcing that it is restructuring its ILB operations in Kentucky following receipt of a contract termination notice from a customer.

A copy of the press release issued by Oxford reaffirming payment of the minimum quarterly distribution to its common unitholders, announcing that it is currently evaluating the future payment of the distribution on its subordinated units and providing business and financial outlook updates for 2012 is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Oxford Resource Partners, LP on March 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: March 21, 2012	By:	/s/ Jeffrey M. Gutman
Name: Jeffrey M. Gutman
Title: Senior Vice President, Chief Financial Officer and Treasurer